Exhibit 99.1

TheZenith

PRESS RELEASE

BUSINESS & FINANCIAL EDITORS	STANLEY R. ZAX
FOR IMMEDIATE RELEASE	Chairman and President

ZENITH ANNOUNCES FOURTH QUARTER RESULTS

WOODLAND HILLS, CA, February 6, 2004    .   .   ..   .   .   .   .   ..   .   .   .   .   ..   .   .   .   .   ..   .   . Zenith National Insurance Corp. (NYSE: ZNT) reported net income of $20.8 million for the fourth quarter of 2003 compared to a net loss of $7.8 million for the fourth quarter of 2002.  Net income for the year ended December 31, 2003 was $67.0 million compared to net income for the year ended December 31, 2002 of $10.2 million.

Diluted net income per share was $0.92 for the fourth quarter of 2003 compared to a net loss of $0.42 per share for the fourth quarter of 2002.  For the year ended December 31, 2003, diluted net income per share was $3.38 per share compared to $0.54 per share for the year ended December 31, 2002.  Diluted net income per share for the fourth quarter and year ended December 31, 2003 reflect the impact of additional shares issuable as a result of the convertibility of Zenith’s 5.75% Convertible Senior Notes.  If the convertibility of the 5.75% Convertible Senior Notes had been included for the entire year in 2003, diluted net income per share would have been $2.96 for the year ended December 31, 2003 (see Note 3 on Page 3 and Note 1 on Page 8).

Property-casualty underwriting income before tax for the fourth quarter of 2003 was $15.5 million compared to an underwriting loss before tax of $28.9 million for the fourth quarter of 2002. Property-casualty underwriting income before tax for the year ended December 31, 2003 was $38.8 million compared to an underwriting loss before tax of $36.2 million for the year ended December 31, 2002.

Gross workers’ compensation premiums written increased about 40% and 46% in the three months and year ended December 31, 2003, respectively, compared to the corresponding periods of 2002.  In California, gross workers’ compensation premiums written increased about 65% and 71% in the three months and year ended December 31, 2003, respectively, compared to the corresponding periods of 2002.

The combined ratio for the property-casualty insurance operations was 95.0% for the year ended December 31, 2003 compared to 106.5% for the year ended December 31, 2002.  The combined ratio for the workers’ compensation operations for the year ended December 31, 2003 was 95.9% compared to 108.7% for the year ended December 31, 2002.  Accident year combined ratios for the workers’ compensation operations were 93.9% and 102.7% for 2003 and 2002, respectively.

Book values per share at December 31, 2003 and December 31, 2002 were $20.27 and $16.89, respectively.  Return on average equity in 2003 was 18.8% compared to 3.3% in 2002.

Cash flow from insurance operations was $291.5 million in the year ended December 31, 2003 compared to $144.9 million for the year ended December 31, 2002.

Commenting on the results, Stanley R. Zax, Chairman & President said, “We are pleased to report record net income and underwriting income in 2003.  Our balance sheet was also strengthened this year by the issuance of $125.0 million of Convertible Senior Notes presently convertible into 5.0 million shares of our common stock.

We are well positioned to pursue opportunities due to continuing favorable trends and market conditions.”

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements if accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those discussed.  Forward-looking statements include those related to the plans and objectives of management for future operations, future economic performance, or projections of revenues, income, earnings per share, capital expenditures, dividends, capital structure, or other financial items.  Statements containing words such as expect, anticipate, believe, estimate or similar words that are used in this release or in other written or oral information conveyed by or on behalf of Zenith are intended to identify forward-looking statements.  Zenith undertakes no obligation to update such forward-looking statements, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from those projected.  These risks and uncertainties include, but are not limited to, the following: (1) competition; (2) adverse state and federal legislation and regulation; (3) changes in interest rates causing fluctuations of investment income and fair values of investments; (4) changes in the frequency and severity of claims and catastrophes; (5) adequacy of loss reserves; (6) changing environment for controlling medical, legal and rehabilitation costs, as well as fraud and abuse; (7) losses associated with any terrorist attacks that impact our workers’ compensation business in excess of our reinsurance protection; and (8) other risks detailed herein and from time to time in Zenith’s other reports and filings with the Securities and Exchange Commission.

 (Selected financial data attached)

ZENITH NATIONAL INSURANCE CORP.

Selected Financial Data

	Three Months Ended Dec. 31,		Years Ended Dec. 31,
(In thousands, except per share)	2003	2002	2003	2002

TOTAL REVENUES (1)	$233,219	$165,849	$849,335	$602,235

SELECTED INCOME DATA:
Net Investment Income after Tax	9,669	7,547	37,966	32,489
Realized Gains (Losses) after Tax	3,118	(2,525)	12,631	(2,360)

Income (Loss) from Continuing Operations after Tax (1) (2)	19,646	(14,112)	65,846	1,016
Income from Discontinued Operations after Tax (1)	1,154	6,312	1,154	9,184
Net Income (Loss) (1) (2)	$20,800	$(7,800)	$67,000	$10,200

INCOME (LOSS) FROM CONTINUING OPERATIONS PER COMMON SHARE (1) (2):
Basic	$1.04	$(0.75)	$3.50	$0.05
Diluted (3)	0.87	(0.75)	3.33	0.05

NET INCOME (LOSS) PER COMMON SHARE (1) (2):
Basic	1.10	(0.42)	3.56	0.55
Diluted (3)	0.92	(0.42)	3.38	0.54

STOCKHOLDERS’ EQUITY:

Stockholders’ Equity			$383,246	$317,024

Stockholders’ Equity per Outstanding Share:			20.27	16.89

Number of Common Shares:

Outstanding			18,910	18,768
Weighted Average for the Period - Basic	18,881	18,763	18,806	18,702
Weighted Average for the Period - Diluted (3)	24,090	18,763	20,183	18,895

(1) On October 8, 2002, Zenith completed the sale of its home-building business and related real estate assets in Las Vegas, Nevada.  The results of the real estate business are presented as discontinued operations.  The gain on sale in the fourth quarter of 2002 was $6.3 million after tax, or $0.34 per share.  In the fourth quarter of 2003, we received a payment of $1.8 million before tax ($1.2 million after tax) of additional sales proceeds under the earn-out provision of the sale.

(2) 2002 includes a previously reported charge of $19.5 million after tax, or $1.04 per share, for increased workers’ compensation loss reserves in the fourth quarter of 2002.

(3) As previously reported, holders of our 5.75% Convertible Senior Notes due 2023 (the “Notes”) will have the right to convert their Notes into Zenith’s common stock during the first quarter of 2004.  Diluted average outstanding shares includes an additional 5.0 million shares that would be issuable in connection with any Notes that could be so converted. The additional 5.0 million shares are included as of the beginning of the fourth quarter of 2003, the period in which the contingent conversion condition related to our stock price was met, thereby increasing diluted outstanding shares for the fourth quarter of 2003 by 5.0 million shares and by 1.25 million shares for the year ended December 31, 2003.  After tax interest expense of $1.3 million for the fourth quarter of 2003 related to the Notes is added back to income from continuing operations and net income in computing diluted earnings per share.  (See Page 8 for a pro forma presentation of prior periods.)

	Years Ended Dec. 31,
(In thousands)	2003	2002

REVENUES (1):

Net Premiums Earned (2)	$773,799	$557,055
Net Investment Income	56,103	48,811
Realized Gains (Losses) on Investments	19,433	(3,631)
Total Revenues	$849,335	$602,235

COMPONENTS OF NET INCOME:

Property-Casualty:
Underwriting Income (Loss) (3)	$38,822	$(36,204)
Net Investment Income	56,103	48,811
Realized Gains (Losses) on Investments	19,433	(3,631)
Property-Casualty Income	114,358	8,976

Interest Expense (4)	(12,350)	(5,102)
Parent Expenses	(5,344)	(5,135)
Income (Loss) from Continuing Operations before Tax and before Equity in Earnings of Investee	96,664	(1,261)
Income Tax Expense (Benefit)	33,664	(914)
Income (Loss) from Continuing Operations after Tax and before Equity in Earnings of Investee	63,000	(347)
Equity in Earnings of Investee after Tax (5)	2,846	1,363
Income from Continuing Operations after Tax	65,846	1,016
Income from Discontinued Operations after Tax (1)	1,154	9,184
NET INCOME	$67,000	$10,200

(1) On October 8, 2002, Zenith completed the sale of its home-building business and related real estate assets in Las Vegas, Nevada.  The results of the real estate business are presented as discontinued operations.  The gain on sale in the fourth quarter of 2002 was $6.3 million after tax.  In the fourth quarter of 2003, we received a payment of $1.8 million before tax ($1.2 million after tax) of additional sales proceeds under the earn-out provision of the sale.

(2) Net premiums earned in the years ended December 31, 2003 and 2002 are net of $78.5 million and $36.8 million, respectively, of ceded premiums earned in connection with a 10% ceded quota share reinsurance agreement effective January 1, 2002 for policies effective on or after January 1, 2002.

(3) The year ended December 31, 2002 includes a previously reported charge of $30.0 million ($19.5 million after tax, or $1.04 per share) for increased workers’ compensation loss reserves in the fourth quarter. 2002 includes catastrophe losses of $0.4 million ($0.3 million after tax, or $0.01 per share).

(4) 2003 includes interest expense on the $125.0 million Notes, issued in March 2003.

(5) As previously reported, we increased our ownership in Advent Capital (Holdings) PLC (“Advent Capital”) in the third quarter of 2002 and we are accounting for our investment on the equity method with a one quarter lag.

(Dollars in thousands)	Years Ended Dec. 31,
	2003		2002
PROPERTY-CASUALTY UNDERWRITING:
Gross Premiums Written:
Workers’ Compensation:
California	$555,349	61.7%	$325,099	50.7%
Outside California	293,486	32.6%	256,420	40.0%
Total Workers’ Compensation	848,835	94.3%	581,519	90.7%
Reinsurance	51,158	5.7%	59,350	9.3%
	899,993	100.0%	640,869	100.0%
Net Premiums Written:
Workers’ Compensation:
California	480,821	61.2%	289,044	50.2%
Outside California	253,331	32.3%	228,060	39.6%
Total Workers’ Compensation (1)	734,152	93.5%	517,104	89.8%
Reinsurance	51,176	6.5%	58,786	10.2%
	785,328	100.0%	575,890	100.0%
Net Premiums Earned:
Workers’ Compensation:
California	458,312	59.2%	277,120	49.7%
Outside California	254,484	32.9%	226,739	40.8%
Total Workers’ Compensation (1)	712,796	92.1%	503,859	90.5%
Reinsurance	61,003	7.9%	53,196	9.5%
	773,799	100.0%	557,055	100.0%

Underwriting Income (Loss) before Tax/Combined Ratio:
Workers’ Compensation (2)	29,260	95.9%	(43,848)	108.7%
Reinsurance (3)	9,562	84.3%	7,644	85.6%
	38,822	95.0%	(36,204)	106.5%
COMBINED LOSS AND EXPENSE RATIOS:
Workers’ Compensation (2):
Losses and Loss Adjustment Expenses (4)		69.9%		76.7%
Underwriting and Other Expenses (4)		26.0%		32.0%
Combined Ratio		95.9%		108.7%

Reinsurance (3):
Loss and Loss Adjustment Expenses		65.5%		64.7%
Underwriting and Other Expenses		18.8%		20.9%
Combined Ratio		84.3%		85.6%

Total (2) (3):
Loss and Loss Adjustment Expenses (4)		69.5%		75.6%
Underwriting and Other Expenses (4)		25.5%		30.9%
Combined Ratio		95.0%		106.5%

(1) Premiums in 2003 and 2002 are net of $80.9 million and $44.0 million, respectively, of ceded premiums written and $78.5 million and $36.8 million, respectively, of ceded premiums earned in connection with a 10% ceded quota share reinsurance agreement effective January 1, 2002 for policies effective on or after January 1, 2002.

(2) 2002 includes a previously reported charge of $30.0 million for increased workers’ compensation loss reserves in the fourth quarter.

(3) 2002 includes catastrophe losses of $0.4 million before tax.

(4) Certain prior period workers’ compensation operating expenses have been reclassified to conform to the current presentation (see Page 8).

	Three Months Ended Dec. 31,
(In thousands)	2003	2002

REVENUES (1):

Net Premiums Earned (2)	$214,226	$158,353
Net Investment Income	14,195	11,381
Realized Gains (Losses) on Investments	4,798	(3,885)
Total Revenues	$233,219	$165,849

COMPONENTS OF NET INCOME:

Property-Casualty:
Underwriting Income (Loss) (3)	$15,502	$(28,865)
Net Investment Income	14,195	11,381
Realized Gains (Losses) on Investments	4,798	(3,885)
Property-Casualty Income (Loss)	34,495	(21,369)

Interest Expense (4)	(3,452)	(1,457)
Parent Expenses	(1,298)	(1,820)
Income (Loss) from Continuing Operations before Tax and before Equity in Earnings of Investee	29,745	(24,646)
Income Tax Expense (Benefit)	10,470	(9,171)
Income (Loss) from Continuing Operations after Tax and before Equity in Earnings of Investee	19,275	(15,475)
Equity in Earnings of Investee after Tax (5)	371	1,363
Income (Loss) from Continuing Operations after Tax	19,646	(14,112)
Income from Discontinued Operations after Tax (1)	1,154	6,312
NET INCOME (LOSS)	$20,800	$(7,800)

(1) On October 8, 2002, Zenith completed the sale of its home-building business and related real estate assets in Las Vegas, Nevada.  The results of the real estate business are presented as discontinued operations.  The gain on sale in the fourth quarter of 2002 was $6.3 million after tax.  In the fourth quarter of 2003, we received a payment of $1.8 million before tax ($1.2 million after tax) of additional sales proceeds under the earn-out provision of the sale.

(2) Net premiums earned in the quarters ended December 31, 2003 and 2002 are net of $22.1 million and $15.0 million, respectively, of ceded premiums earned in connection with a 10% ceded quota share reinsurance agreement effective January 1, 2002 for policies effective on or after January 1, 2002.

(3) The fourth quarter of 2002 includes a previously reported charge of $30.0 million ($19.5 million after tax, or $1.04 per share) for increased workers’ compensation loss reserves.

(4) 2003 includes interest expense on the $125.0 million Notes, issued in March 2003.

(5) Our share of Advent Capital’s net income in the fourth quarter of 2003 was reduced by approximately $0.9 million after tax for our share of adverse development recorded by Advent Capital in the third quarter of 2003 in connection with losses related to the terrorist attack on the World Trade Center in September 2001.

(Dollars in thousands)	Three Months Ended Dec. 31,
	2003		2002
PROPERTY-CASUALTY UNDERWRITING:
Gross Premiums Written:
Workers’ Compensation:
California	$156,272	67.5%	$94,949	53.6%
Outside California	70,243	30.4%	66,955	37.9%
Total Workers’ Compensation	226,515	97.9%	161,904	91.5%
Reinsurance	4,846	2.1%	15,106	8.5%
	231,361	100.0%	177,010	100.0%
Net Premiums Written:
Workers’ Compensation:
California	134,751	67.3%	82,597	53.1%
Outside California	60,499	30.3%	58,053	37.3%
Total Workers’ Compensation (1)	195,250	97.6%	140,650	90.4%
Reinsurance	4,834	2.4%	14,871	9.6%
	200,084	100.0%	155,521	100.0%
Net Premiums Earned:
Workers’ Compensation:
California	135,698	63.3%	82,259	51.9%
Outside California	65,009	30.4%	60,293	38.1%
Total Workers’ Compensation (1)	200,707	93.7%	142,552	90.0%
Reinsurance	13,519	6.3%	15,801	10.0%
	214,226	100.0%	158,353	100.0%

Underwriting Income (Loss) before Tax/Combined Ratio:
Workers’ Compensation (2)	12,874	93.6%	(30,716)	121.5%
Reinsurance	2,628	80.6%	1,851	88.3%
	15,502	92.8%	(28,865)	118.2%
COMBINED LOSS AND EXPENSE RATIOS:
Workers’ Compensation (2):
Losses and Loss Adjustment Expenses (3)		67.9%		91.6%
Underwriting and Other Expenses (3)		25.7%		29.9%
Combined Ratio		93.6%		121.5%

Reinsurance:
Loss and Loss Adjustment Expenses		60.3%		67.1%
Underwriting and Other Expenses		20.3%		21.2%
Combined Ratio		80.6%		88.3%

Total (2):
Loss and Loss Adjustment Expenses (3)		67.4%		89.2%
Underwriting and Other Expenses (3)		25.4%		29.0%
Combined Ratio		92.8%		118.2%

(1) Premiums in 2003 and 2002 are net of $21.5 million and $15.5 million, respectively, of ceded premiums written and $22.1 million and $15.0 million, respectively, of ceded premiums earned in connection with a 10% ceded quota share reinsurance agreement effective January 1, 2002 for policies effective on or after January 1, 2002.

(2) 2002 includes a previously reported charge of $30.0 million for increased workers’ compensation loss reserves in the fourth quarter.

(3) Certain prior period workers’ compensation operating expenses have been reclassified to conform to the current presentation (see Page 8).

(1)  DILUTED EARNINGS PER SHARE:

The Notes were issued in March 2003 and the following is a pro forma presentation of diluted earnings per share (“EPS”) assuming that we had issued the Notes on January 1, 2002 and included the shares contingently issuable upon conversion during all periods presented:

	Three Months Ended December 31,		Years Ended December 31,
(Dollars in thousands)	2003	2002	2003	2002

Income (Loss) from Continuing Operations after Tax as Reported	$19,646	$(14,112)	$65,846	$1,016
Plus Interest Expense on the Notes after Tax (a)	1,264		3,911
Pro Forma Income (Loss) from Continuing Operations after Tax	$20,910	$(14,112)	$69,757	$1,016

Net Income (Loss) as Reported	$20,800	$(7,800)	$67,000	$10,200
Plus Interest Expense on the Notes after Tax (a)	1,264		3,911
Pro Forma Net Income (Loss)	$22,064	$(7,800)	$70,911	$10,200

Diluted Outstanding Shares as Reported	24,090	18,763	20,183	18,895
Additional Shares Issuable Assuming Conversion of the Notes (a)			3,750	5,000
Pro Forma Diluted Outstanding Shares	24,090	18,763	23,933	23,895

Diluted Income (Loss) from Continuing Operations per Share:
As Reported	$0.87	$(0.75)	$3.33	$0.05
Pro Forma	0.87	(0.75)	2.91	0.04

Diluted Net Income (Loss) per Share:
As Reported	$0.92	$(0.42)	$3.38	$0.54
Pro Forma	0.92	(0.42)	2.96	0.43

(a)  After tax interest expense on the Notes is added back to income from continuing operations and net income for the period in calculating diluted EPS. Additional common shares issuable attributable to the conversion of the Notes would have been anti-dilutive for the three months ended December 31, 2002.

(2)  EXPENSE RECLASSIFICATION:

In the second quarter of 2003, we re-assessed the allocation of certain of our general operating expenses to determine whether or not these expenses should be classified as relating to claims and loss adjustment or whether they should be classified as other operating expenses.  As a result, certain expenses that we would previously have classified as related to claims and loss adjustment in our workers’ compensation business are now classified as other operating expenses.  We have reclassified expenses in the prior periods presented to conform to this revised classification.  The reclassification of these expenses had no effect on net income for any of the periods presented herein.  The effect on prior periods presented herein is as follows:

	Three Months Ended	Years Ended December 31,
(Dollars in thousands)	Dec. 31, 2002	2003	2002

Effect on Workers’ Compensation:
Decrease in Loss and Loss Adjustment Expenses Incurred	$(6,226)	$(5,225)	$(20,923)
Increase in Underwriting and Other Operating Expenses	6,226	5,225	20,923
Net Effect	$0	$0	$0

Effect on Workers’ Compensation Ratios:
Decrease in Loss and Loss Adjustment Expenses Incurred	-4.4%	-0.7%	-4.2%
Increase in Underwriting and Other Operating Expenses	4.4%	0.7%	4.2%
Net Effect on Combined Ratio	0%	0%	0%

Effect on Total Company Ratios:
Decrease in Loss and Loss Adjustment Expenses Incurred	-3.9%	-0.7%	-3.8%
Increase in Underwriting and Other Operating Expenses	3.9%	0.7%	3.8%
Net Effect on Combined Ratio	0%	0%	0%